UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

DIRECT DIGITAL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	83-0662116
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1233 West Loop South, Suite 1170 Houston, TX	77027
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Class A common stock, par value $0.001 per share Warrants to purchase Class A common stock	The Nasdaq Stock Market LLC The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), please check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-261059

Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1: Description of Registrant’s Securities to be Registered

The description of the Class A common stock, par value $0.001 per share (the “Common Stock”), of Direct Digital Holdings, Inc., to be registered hereunder is contained in the section titled “Description of Securities” in the prospectus forming a part of the Company’s Registration Statement on Form S-1/A (File No. 333-261059), as filed with the Securities and Exchange Commission on January 31, 2022, as thereafter amended and supplemented from time to time, including any form of prospectus contained therein pursuant to Rule 424(b) under the Securities Act of 1933, as amended, is incorporated by reference herein.

The description of the warrants to purchase Common Stock (the “Warrants”), of Direct Digital Holdings, Inc., to be registered hereunder is contained in the section titled “Description of Securities” in the prospectus forming a part of the Company’s Registration Statement on Form S-1/A (File No. 333-261059), as filed with the Securities and Exchange Commission on January 31, 2022, as thereafter amended and supplemented from time to time, including any form of prospectus contained therein pursuant to Rule 424(b) under the Securities Act of 1933, as amended, is incorporated by reference herein.

Item 2: Exhibits

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Company are listed on The Nasdaq Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

DIRECT DIGITAL HOLDINGS, INC.

By:	/s/ Mark Walker
Name:	Mark Walker
Title:	Chief Executive Officer

Date: February 3, 2022